Exhibit 4.1

                              Aeroflex Incorporated
                         Key Employee Stock Option Plan
                         ------------------------------

SECTION 1.  GENERAL PROVISIONS
            ------------------
1.1  Name and General Purpose
     ------------------------
     The name of this plan is the Aeroflex Incorporated Key Employee Stock Option Plan (hereinafter called the "Plan"). The Plan is intended to enable Aeroflex Incorporated (the "Company") and its subsidiaries to foster and promote the interests of the Company by attracting and retaining key officers and employees of the Company who contribute to the Company's success by their ability, ingenuity and industry, to enable such officers and employees to participate in the long-term success and growth of the Company by giving them a proprietary interest in the Company and to provide incentive compensation opportunities competitive with those of competing corporations.

1.2  Definitions
     ------------
     a.   "Board" means the Board of Directors of the Company.

     b. "Change in Control" means a change of control of the Company, or in any person directly or indirectly controlling the Company, which shall mean:

          (a) a change in control as such term is presently defined in Regulation 240.12b-(2) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); or

          (b) if any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act) other than the Company or any "person" who on the date of this Agreement is a director or officer of the Company, becomes the "beneficial owner" (as defined in Rule 13(d)-3 under the Exchange Act) directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the voting power of the Company's then outstanding securities; or

          (c) if during any period of two (2) consecutive years during the term of this Plan, individuals who at the beginning of such period constitute the Board of Directors, cease for any reason to constitute at least a majority thereof.

     c. "Committee" means the Committee referred to in Section 1.3 of the Plan.

     d. "Common Stock" means shares of the Common Stock, par value $.10 per share, of the Company.

     e. "Company" means Aeroflex Incorporated, a corporation organized under the laws of the State of Delaware (or any successor corporation).

     f. "Fair Market Value" means the closing market price of the Common Stock on the Nasdaq Stock Market on the trading day prior to the date of the grant or on any other date on which the Common Stock is to be valued hereunder. If no sale shall have been reported on the Nasdaq Stock Market on such date, Fair Market Value shall be determined by the Committee.

     g. "Non-Employee Director" shall have the meaning set forth in Rule 16(b) promulgated by the Securities and Exchange Commission ("Commission").

     h. "Option" means any option to purchase Common Stock under Section 2 of the Plan.

     i. "Option Agreement" means the option agreement described in Section 2.4 of the Plan.

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     j.   "Participant"  means any  officer  or  employee  of the  Company  or a
          Subsidiary on the date of grant who is selected by the Committee to participate in the Plan.

     k. "Subsidiary" means any corporation in which the Company possesses, directly or indirectly, 50% or more of the combined voting power of all classes of stock of such corporation.

     l. "Total Disability" means accidental bodily injury or sickness which wholly and continuously disabled an optionee. The Committee, whose decisions shall be final, shall make a determination of Total Disability.

1.3  Administration of the Plan
     --------------------------
     The Plan shall be administered by the Board or by the Committee appointed by the Board consisting of two or more members of the Board all of whom shall be Non-Employee Directors. The Committee shall serve at the pleasure of the Board and shall have such powers as the Board may, from time to time, confer upon it.

     Subject to this Section 1.3, the Committee shall have sole and complete authority to adopt, alter, amend or revoke such administrative rules, guidelines and practices governing the operation of the Plan as it shall, from time to time, deem advisable, and to interpret the terms and provisions of the Plan.

     The Committee shall keep minutes of its meetings and of action taken by it without a meeting. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all of the members of the Committee without a meeting, shall constitute the acts of the Committee.

1.4  Eligibility
     -----------
     Stock Options may be granted only to officers or employees of the Company or a Subsidiary. All employees are eligible to receive Stock Options under the Plan. Any person who has been granted any Option may, if he is otherwise eligible, be granted an additional Option or Options.

1.5  Shares
     ------
     The aggregate number of shares reserved for issuance pursuant to the Plan shall be 4,000,000 shares* of Common Stock, or the number and kind of shares of stock or other securities which shall be substituted for such shares or to which such shares shall be adjusted as provided in Section 1.6. No individual may be granted options to purchase more than an aggregate of 1,500,000 shares* of Common Stock pursuant to the Plan.

     Such number of shares may be set aside out of the authorized but unissued shares of Common Stock or out of issued shares of Common Stock acquired for and held in the Treasury of the Company, not reserved for any other purpose. Shares subject to, but not sold or issued under, any Option terminating or expiring for any reason prior to its exercise in full will again be available for Options thereafter granted during the balance of the term of the Plan.

1.6  Adjustments Due to Stock Splits,  Mergers, Consolidation, Etc.
     -------------------------------------------------------------
     If, at any time, the Company shall take any action, whether by stock dividend, stock split, combination of shares or otherwise, which results in a proportionate increase or decrease in the number of shares of Common Stock theretofore issued and outstanding, the number of shares which are reserved for issuance under the Plan and the number of shares which, at such time, are subject to Options shall, to the extent deemed appropriate by the Committee, be increased or decreased in the same proportion, provided, however, that the Company shall not be obligated to issue fractional shares.

     Likewise, in the event of any change in the outstanding shares of Common Stock by reason of any recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other corporate change, the Committee shall make such substitution or adjustments, if any, as it deems to be appropriate, as to the number or


_________________
* as  adjusted  to give effect to a 2-for-1 stock split in November 2000.


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kind of shares of  Common  Stock or other  securities  which  are  reserved  for issuance under the Plan and the number of shares or other securities which, at such time are subject to Options.

     In the event of a Change in Control, at the option of the Board or Committee, (a) all Options outstanding on the date of such Change in Control shall become immediately and fully exercisable, and (b) an optionee will be permitted to surrender for cancellation within sixty (60) days after such Change in Control any Option or portion of an Option which was granted more than six
(6) months prior to the date of such surrender, to the extent not yet exercised, and to receive a cash payment in an amount equal to the excess, if any, of the Fair Market Value (on the date of surrender) of the shares of Common Stock subject to the Option or portion thereof surrendered, over the aggregate purchase price for such Shares under the Option.

1.7  Non-Alienation of Benefits
     --------------------------
     Except as herein specifically provided, no right or unpaid benefit under the Plan shall be subject to alienation, assignment, pledge or charge and any attempt to alienate, assign, pledge or charge the same shall be void. If any Participant or other person entitled to benefits hereunder should attempt to alienate, assign, pledge or charge any benefit hereunder, then such benefit shall, in the discretion of the Committee, cease.

1.8  Withholding or Deduction for Taxes
     ----------------------------------
     If, at any time, the Company or any Subsidiary is required, under applicable laws and regulations, to withhold, or to make any deduction for any taxes, or take any other action in connection with any Option exercise, the Participant shall be required to pay to the Company or such Subsidiary the amount of any taxes required to be withheld, or, in lieu thereof, at the option of the Company, the Company or such Subsidiary may accept a sufficient number of shares of Common Stock to cover the amount required to be withheld.

1.9  Administrative Expenses
     -----------------------
     The entire expense of administering the Plan shall be borne by the Company.

1.10 General Conditions
     ------------------
     a. The Board or the Committee may, from time to time, amend, suspend or terminate any or all of the provisions of the Plan, provided that, without the Participant's approval, no change may be made which would alter or impair any right theretofore granted to any Participant.

     b. With the consent of the Participant affected thereby, the Committee may amend or modify any outstanding Option in any manner not inconsistent with the terms of the Plan, including, without limitation, to accelerate the date or dates as of which an installment of an Option becomes exercisable; provided, that without the affirmative vote of a majority of the stockholders of the Company the Committee shall not have the right to reprice any outstanding Options.

     c. Nothing contained in the Plan shall prohibit the Company or any Subsidiary from establishing other additional incentive compensation arrangements for employees of the Company or such Subsidiary.

     d. Nothing in the Plan shall be deemed to limit, in any way, the right of the Company or any Subsidiary to terminate a Participant's employment or service with the Company or such Subsidiary at any time.

     e. Any decision or action taken by the Board or the Committee arising out of or in connection with the construction, administration, interpretation and effect of the Plan shall be conclusive and binding upon all Participants and any person claiming under or through any Participant.

     f. No member of the Board or of the Committee shall be liable for any act or action, whether of commission or omission, (i) by such member except in circumstances involving actual bad faith, nor (ii) by any other member or by any officer, agent or employee.

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1.11 Compliance with Applicable Law
     ------------------------------
     Notwithstanding any other provision of the Plan, the Company shall not be obligated to issue any shares of Common Stock, or grant any Option with respect thereto, unless it is advised by counsel of its selection that it may do so without violation of the applicable Federal and State laws pertaining to the issuance of securities and the Company may require any stock certificate so issued to bear a legend, may give its transfer agent instructions limiting the transfer thereof, and may take such other steps, as in its judgment are reasonably required to prevent any such violation.

1.12 Effective Dates
     ---------------
     The Plan was adopted by the Board on August 16, 2000. The Plan shall terminate on August 16, 2010.

Section 2.  OPTION GRANTS
            -------------
2.1  Authority of Committee
     ----------------------
     Subject to the provisions of the Plan, the Committee shall have the sole and complete authority to determine (i) the Participants to whom Options shall be granted; (ii) the number of shares to be covered by each Option; and (iii) the conditions and limitations, if any, in addition to those set forth in Sections 2 and 3 hereof, applicable to the exercise of an Option, including without limitation, the nature and duration of the restrictions, if any, to be imposed upon the sale or other disposition of shares acquired upon exercise of an Option.

     Stock Options granted under the Plan shall be non-qualified stock options.

     The Committee shall have the authority to grant Options.

2.2  Option Exercise Price
     ---------------------
     The exercise price set forth in the Option Agreement at the time of grant shall not be less than the Fair Market Value of the Common Stock at the time that the Option is granted.

     The purchase price is to be paid in full in cash, certified or bank cashier's check or, at the option of the Company, Common Stock valued at its Fair Market Value on the date of exercise, or a combination thereof, when the Option is exercised and stock certificates will be delivered only against such payment.

2.3  Option Grants
     -------------
     Each Option will be subject to the following provisions:

     a.   Term of Option

          An Option will be for a term of not more than ten years from the date of grant.

     b.   Exercise

          Options shall become exercisable in one or more installments, in the manner and at the time or times specified by the Committee in the Option Agreement covering the options granted.

          An Option shall be exercisable during the optionee's lifetime only by the optionee and shall not be exercisable by the optionee unless, at all times since the date of grant and at the time of exercise, such optionee is an employee of or providing services to the Company or any Subsidiary, except that, upon termination of all such employment or provision of services (other than by death, Total Disability, or by Total Disability followed by death in the circumstances provided below), the optionee may exercise an Option at any time within two years thereafter but only to the extent such Option is exercisable on the date of such termination.

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          Upon  termination  of all such  employment  by Total  Disability,  the optionee may exercise such Options at any time within five years thereafter, but only to the extent such Option is exercisable on the date of such termination.

          In the event of the death of an optionee (i) while an employee of or providing services to the Company or any Subsidiary, or (ii) within two years after termination of all such employment or provision of services (other than for Total Disability) or (iii) within five years after termination on account of Total Disability of all such employment or provision of services, such optionee's estate or any person who acquires the right to exercise such option by bequest or inheritance or by reason of the death of the optionee may exercise such optionee's Option at any time within the period of five years from the date of death. In the case of clauses (i) and (iii) above, such Option shall be exercisable in full for all the remaining shares covered thereby, but in the case of clause (ii) such Option shall be exercisable only to the extent it was exercisable on the date of such termination of employment or service.

          Notwithstanding the foregoing provisions regarding the exercise of an Option in the event of death, Total Disability, other termination of employment or provision of services or otherwise, in no event shall an Option be exercisable in whole or in part after the termination date provided in the Option Agreement.

     c.   Transferability

          An Option granted under the Plan shall not be transferable otherwise than by will or by the laws of descent and distribution, except as may be permitted by the Board or the Committee.

2.4  Agreements
     ----------
     In consideration of any Options granted to a Participant under the Plan, each such Participant shall enter into an Option Agreement with the Company providing, consistent with the Plan, such terms as the Committee may deem advisable.

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